CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Neose Technologies, Inc.:

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Form S-1 Registration Statement.

                                     Arthur Andersen LLP

Philadelphia, Pa.,
January 10, 1997